UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. ____ )
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ENERGEN CORPORATION
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ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700

March 26, 2007
To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 25, 2007, at 10:00 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

We have enclosed a copy of the Company’s 2006 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held April 25, 2007

TIME	10:00 a.m., CDT, on Wednesday, April 25, 2007

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

ITEMS OF BUSINESS	(1) To elect four members of the Board of Directors for three-year terms; to elect one member of the Board of Directors for a one-year term.

(2) To approve amendments to change in control and related provisions of the 1997 Stock Incentive Plan, and to continue the plan’s qualification for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(3) To re-approve the Annual Incentive Compensation Plan to continue the plan’s qualification for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(4) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on March 2, 2007.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

J. David Woodruff
Secretary

Birmingham, Alabama
March 26, 2007

YOUR VOTE IS IMPORTANT

You are urged to submit your proxy instructions by telephone or by Internet, or by dating, signing and promptly returning your proxy in the enclosed envelope.

PROXY STATEMENT

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF ENERGEN CORPORATION

April 25, 2007

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2007 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

You are invited to attend our Annual Meeting on April 25, 2007, beginning at 10:00 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

This proxy statement and form of proxy are being mailed on or about March 26, 2007.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1: Election of Directors

Five Directors are to be elected. Our Board of Directors is divided into three classes serving staggered three-year terms. The terms of five of the present Directors expire at this Annual Meeting: Four of these directors, Stephen D. Ban, Julian W. Banton, T. Michael Goodrich and Wm. Michael Warren, Jr. have been nominated for re-election as Directors for terms expiring in 2010. James T. McManus II, who was appointed to the Board of Directors on December 13, 2006, has been nominated for election as a Director for a term expiring in 2008.

Your Board of Directors recommends that Stephen D. Ban, Julian W. Banton, T. Michael Goodrich and Wm. Michael Warren, Jr. be elected to serve in the class with terms expiring in 2010, and that James T. McManus II be elected to serve in the class with terms expiring in 2008.  Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented at page 4 of this proxy statement under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors; alternatively, we may reduce the size of the Board of Directors.

Item 2: Approval of Amendments to Energen’s 1997 Stock Incentive Plan

In January 1998, the Company’s shareholders approved the Company’s 1997 Stock Incentive Plan (as heretofor amended, the “Stock Plan”). Since the adoption of the Stock Plan, the Board of Directors has amended the Stock Plan in certain respects, including an amendment in 2001 to increase the number of authorized shares, which amendment was approved by the Company’s shareholders in January 2002. The

Stock Plan provides for the granting to officers and employees of the Company and its subsidiaries of performance shares, stock options and restricted stock. Directors of the Company who are not officers are not eligible to participate in the Stock Plan.

In January 2007, the Board of Directors adopted, subject to shareholder approval, amendments to the Stock Plan which conform the definition of change in control contained in the Stock Plan to the definition contained in the Severance Compensation Agreements described on page 32, and certain other related amendments. The amendments do not increase the number of authorized shares under the Stock Plan.

In addition, the Company is required to resubmit the Stock Plan for shareholder approval periodically so that the Stock Plan may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the Stock Plan (as described in more detail below) otherwise imposed by Section 162(m). Your Board of Directors recommends that the amendments to the Stock Plan be approved. A vote to approve these amendments (as described in more detail below) will also constitute approval of the performance conditions and material terms of the Stock Plan for purposes of Section 162(m) of the Code.

Item 3: Approval of Energen’s Annual Incentive Compensation Plan

The Board of Directors adopted, and the shareholders subsequently approved, the Company’s Annual Incentive Compensation Plan (as amended, the “AICP”) effective January 1, 2002. In October 2006, the Board of Directors adopted an amendment to the AICP to specify certain additional performance objectives and to provide the Officer’s Review Committee with negative discretion to reduce a participant’s earned incentive by up to twenty-five percent (25%). The Company is required to resubmit the AICP for shareholder approval periodically so that the AICP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the AICP (as described in more detail below) otherwise imposed by Section 162(m). Your Board of Directors recommends approval of the performance conditions and material terms of the AICP for purposes of Section 162(m) of the Code.

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee, comprised of independent members of the Board of Directors, has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the year 2007. While ratification is not required, the Audit Committee determined to seek shareholder ratification of the appointment. Your Board of Directors recommends ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Item 5: Other Business

We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

Holders of Company common stock of record at the close of business on March 2, 2007, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 71,683,660 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Filing of Proxies

Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please submit your instructions by telephone or by Internet, or by completing, signing, dating and returning your proxy in the postage-paid envelope provided. The proxy holders will vote shares represented by valid proxies received by telephone, by Internet or by mail in accordance with the instructions appearing on such proxies.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Voting at the Annual Meeting

Submitting your proxy by telephone, by Internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares for which a proxy has been received and not revoked will be voted at the Annual Meeting. If you submit your proxy by telephone, by Internet or by mail but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the election of Directors even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to approve (i) the amendments to the Stock Plan (including approval of the Stock Plan for purposes of Section 162(m) of the Code), (ii) to approve the performance conditions and material terms of the AICP for purposes of Section 162(m) of the Code and (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm. Abstentions and broker non-votes are not counted for purposes of the vote on these matters.

At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting will be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions and broker “non-votes” have the same effect as a vote against the matter (unless the broker does not have discretionary authority to vote under Alabama law or New York Stock Exchange Rules).

GOVERNANCE OF THE COMPANY

The persons who comprise our Board of Directors, including the five nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2010

Name and Year First Became Director	Principal Occupation and Other Information

Stephen D. Ban Director since 1992
Dr. Ban, 66, is the Director of the Technology Transfer Division of the Argonne National Laboratory, a science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials. He has held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. He joined GRI in 1981, was elected President in 1987, and served as CEO until 2000. In that position he had overall responsibility for GRI’s multifaceted research and development program in natural gas supply, transmission, and end-use technologies. Dr. Ban serves as a director of UGI Corporation, a publicly traded Pennsylvania gas and electric utility and national marketer of liquid propane. Dr. Ban is also a director of Amerigas, Inc., which is a wholly owned subsidiary of UGI Corporation and the general partner of Amerigas Partners L.P., a publicly traded limited partnership. Dr. Ban has also served on the boards of the United States Energy Association and the New England Gas Association.

Julian W. Banton Director since 1997
Mr. Banton, 66, retired in December 2003 as President and as a director of SouthTrust Corporation. Mr. Banton previously had stepped down as Chairman of the Board and Chief Executive Officer of SouthTrust Bank in October 2003. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia.

T. Michael Goodrich Director since 2000
Mr. Goodrich, 61, is Chairman of the Board and Chief Executive Officer of BE&K, Inc., a privately owned engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named to his current position in 1995. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company, Synovus Financial Corp. He is also a director of First Commercial Bank and several subsidiary companies of BE&K, Inc.

Name and Year First Became Director	Principal Occupation and Other Information

Wm. Michael Warren, Jr. Director since 1986
Mr. Warren, 59, is Chairman of the Board and Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined Alabama Gas Corporation in 1983 and was elected President in 1984. He was elected President and Chief Operating Officer of the Company in February 1991, was elected President and Chief Executive Officer of Alabama Gas Corporation and Energen Resources Corporation in September 1995, was elected Chief Executive Officer of the Company in February 1997, and was elected Chairman of the Board in January 1998. In addition to Energen, Mr. Warren serves as a director of one other publicly traded company, Protective Life Corporation. He is also a director of Associated Electric & Gas Insurance Services Limited, a mutual insurance company serving the United States public utility industry and a member of the Board of Trustees of Birmingham-Southern College. Mr. Warren served as chairman of the American Gas Association, the national trade association for gas utilities, in 2002.

NOMINEE FOR ELECTION AS DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2008

Name and Year First Became Director	Principal Occupation and Other Information

James T. McManus, II Director since December 2006
Mr. McManus, 48, is President and Chief Operating Officer of the Company and is a director of the Company and each of its subsidiaries. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

Name and Year First Became Director	Principal Occupation and Other Information

J. Mason Davis, Jr. Director since 1992
Mr. Davis, 71, is a partner with the Birmingham, Alabama law firm of Sirote & Permutt, P.C. He joined that firm in 1984. Mr. Davis also served as an Adjunct Professor of Law at the University of Alabama School of Law in Tuscaloosa, Alabama from 1972 to 1997.

James S.M. French Director since 1979
Mr. French, 66, is Vice Chairman, Investments, of the Board of Dunn Investment Company and was formerly its Chairman, President and Chief Executive Officer. Dunn Investment is the parent of a group of companies in the construction industry and also an investor in real estate and in equity securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. Mr. French joined the firm in 1968 and became its President in 1974 and Chairman and Chief Executive Officer in 1977. In addition to Energen, Mr. French serves as a Director of one other publicly traded company, Protective Life Corporation.

David W. Wilson Director since 2004
Mr. Wilson, 63, is an independent energy consultant. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

Name and Year First Became Director	Principal Occupation and Other Information

Judy M. Merritt Director since 1993
Dr. Merritt, 63, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965.

Stephen A. Snider Director since 2000
Mr. Snider, 59, is Chairman, President and Chief Executive Officer of Universal Compression Holdings, Inc., a global natural gas compression services company, and also holds the same positions for the general partner of Universal Compression Partners, L.P., a domestic natural gas contract compression services business. Both companies are headquartered in Houston, Texas. Mr. Snider has over 30 years of experience in senior management of operating companies, and also serves as a director of one other publicly traded company, T-3 Energy Services, Inc.

Gary C. Youngblood Director since 2003
Mr. Youngblood, 63, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has long been active in industry and community affairs. He is a past Chairman of the Birmingham Chamber of Commerce, has served as a director of the Public Affairs Research Council of Alabama, and was Chair of the Central Alabama United Way 2000 campaign. He served as President of the Alabama Natural Gas Association and the Southeast Gas Association. Until his retirement, Mr. Youngblood was a director of the Southern Gas Association, and served on the Leadership Council of the American Gas Association.

Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries.

Director Attendance

During 2006, the Board of Directors of the Company met seven times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and, excepting the Finance Committee, at least 75% of the meetings of committees of the Board during the time periods such Directors were serving as members of such committees. The Finance Committee held one meeting during 2006 and Mr. Davis was unavailable for that meeting. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members attended our Annual Meeting held in 2006.

Committees of the Board of Directors

Our Board of Directors has standing Audit, Officers Review, Finance and Governance and Nominations Committees. The current members of these Committees are as follows:

•	Audit Committee — David W. Wilson (Chair), Julian W. Banton, James S.M. French, T. Michael Goodrich and Judy M. Merritt

•	Officers Review Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), J. Mason Davis, Jr., David W. Wilson and Gary C. Youngblood

•	Governance and Nominations Committee — J. Mason Davis, Jr. (Chair), Stephen D. Ban, Judy M. Merritt and Stephen A. Snider

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. Our Audit Committee charter describes the functions of our Audit Committee in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2006, the Audit Committee held five meetings. The Audit Committee Report is presented at page 23 of this proxy statement under the caption “2006 Audit Committee Report.”

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and the listing standards of the New York Stock Exchange. The Board has also determined that the Audit Committee does not include an “audit committee financial expert” as that term is defined in SEC regulations. In the Board’s judgment, however, the Audit Committee’s membership meets the financial literacy and accounting or financial management requirements of the New York Stock Exchange listing standards and has qualifications and experience which enable the Committee to provide effective audit committee oversight for the Company.

Officers Review Committee.  Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2006, the ORC held six meetings. The Report of the ORC is presented at page 35 of the proxy statement under the caption “Compensation Committee Report.” The Board of Directors has determined that each member of the ORC is “independent” as defined by the listing standards of the New York Stock Exchange.

The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by executive compensation consultants. For a more detailed description of the ORC’s authority and interaction with management, see “Compensation Discussion & Analysis” beginning on page 26.

Finance Committee.  Our Finance Committee reviews financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and also considers the issuance of securities necessary to finance our activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2006, the Finance Committee held one meeting.

Governance and Nominations Committee.  The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail. The charter and the Company’s Corporate Governance Guidelines are available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). During 2006, the Governance and Nominations Committee held two meetings. The Board of Directors has determined that each member of the Governance and Nominations Committee is “independent” as defined by the listing standards of the New York Stock Exchange.

Availability of Corporate Governance Documents.  Shareholders may obtain copies of our Committee charters, Code of Ethics and Corporate Governance Guidelines from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

J. David Woodruff
Energen Corporation
605 Richard Arrington Jr. Blvd. North
Birmingham, Alabama 35203-2707
Phone: (205) 326-2700

Independence Determinations

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the New York Stock Exchange. A Director will be considered “independent” and found to have no material relationship with the Company if during the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	The Director has not been affiliated with or employed by a present or former internal or external auditor of the Company;

•	No immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In January 2007, the Board reviewed the independence of its members. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Messrs. Warren, McManus and Youngblood, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. Warren and Mr. McManus are considered inside Directors due to their current employment as Chief Executive Officer and President, respectively, of the Company. Under applicable NYSE rules, Mr. Youngblood is considered an inside director as a result of a post retirement consulting obligation that was a condition to post retirement payout of pre-retirement performance share awards under the Company’s 1997 Stock Incentive Plan. Mr. Youngblood’s consulting obligation expired in October 2005.

In evaluating the independence of the Directors, the Board considered the following relationships and found them to not be material to an assessment of Director independence.

(1) Alabama Gas Corporation provides natural gas utility and related services to several Directors, including businesses for which Company Directors, or the spouses of Company Directors, serve as executive officers.

(2) Mr. Davis is a partner in the law firm of Sirote Permutt which from time to time provides legal services to the Company and its subsidiaries. During 2006, the firm’s billings to the Company were approximately $2,300.

(3) During 2006, the Company contributed approximately $4,000 to Jefferson State Community College of which Dr. Merritt is President.

(4) Mr. Snider is President and CEO of Universal Compression Holdings, Inc. which provides services to the Company’s subsidiary, Energen Resources Corporation. The following chart shows payments during the companies’ respective fiscal years. The payments include amounts paid by Energen Resources Corporation as operator on behalf of other working interest owners.

	Energen	Universal
	(Dollars in thousands)

Fiscal Year End	12/31/06	12/31/06
Revenues	$1,400,000	$950,000
Payments to Universal	$5,200	$5,200
Percentage of Revenues	0.37%	0.55%

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any director, executive officer or other related person will have a direct or indirect material interest, the Company does have the following provisions in its Code of Conduct and Corporate Governance Guidelines:

Members of the board of directors, officers, and employees should not have any position with or a substantial interest in any business that might affect their independent judgment on behalf of Energen, unless the interest is fully disclosed to and approved by Energen. (Code of Conduct)

Directors are expected to disclose to other Directors any potential conflicts of interest they may have with respect to any matters under discussion, and, if appropriate, refrain from voting on a matter in which they may have a conflict. (Corporate Governance Guidelines)

Compensation Committee Interlocks and Insider Participation

None of the Directors serving on the ORC has served as an officer or employee of the Company. Of our Directors serving on the ORC, only Mr. Snider had a relationship (other than a utility customer relationship) with the Company which required consideration by our Board of Directors in connection with their review of independence. Mr. Snider’s position as President and CEO of Universal Compression Holdings, Inc. is discussed above under “Corporate Governance — Independence Determinations.”

Selection of Board Nominees

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. Our Chief Executive Officer plays a significant role in bringing potential candidates to the attention of the Committee. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the Chief Executive Officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or director) has recommended a director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. The Governance and Nominations Committee did not receive any director candidate recommendations from shareholders holding at least 5% of our common stock for our 2007 Annual Meeting.

Communication with the Board of Directors

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.

Under our Corporate Governance Guidelines, our Board may designate a presiding director for purposes of convening and chairing meetings of our non-management directors. Mr. French currently serves in that role.

Directors’ Compensation

2006 Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)(1)	(h)

Ban	42,000	46,410	—	—	—	1,239	89,649
Banton	57,000	46,410	—	—	—	1,369	104,779
Davis	40,500	46,410	—	—	—	857	87,767
French	54,000	46,410	—	—	—	844	101,254
Goodrich	49,500	46,410	—	—	—	817	96,727
Merritt	48,000	46,410	—	—	—	—	94,410
Snider	46,500	46,410	—	—	—	1,458	94,368
Wilson	49,500	46,410	—	—	—	983	96,893
Youngblood	36,000	46,410	—	—	—	789	83,199

(1)	Column (g) reflects income tax reimbursements related to Company paid spousal travel expenses.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock based compensation.

Management discusses Director compensation with the Governance and Nominations Committee, and makes recommendations on Director compensation which the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. The 2006 Director compensation levels were recommended by the Governance and Nominations Committee and approved by the Board in October 2004. In

December 2006, the Governance and Nominations Committee recommended and the Board approved certain changes to Director compensation effective January 1, 2007. The 2007 changes are noted below.

Monthly Cash Retainer Fees and Meeting Fees.  During 2006, non-employee Directors were paid a monthly retainer of $2,000. Effective January 1, 2007, the monthly retainer increased to $3,000 per month. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. Committee Chairs received a retainer supplement of $250 per month, and members of the Audit Committee received a retainer supplement of $250 per month. Effective January 1, 2007, the Audit Committee chair and the Officers Review Committee chair supplements increased to $500 per month, and the Presiding Director began receiving a supplement of $250 per month. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation.  Under the Energen Corporation 1992 Directors Stock Plan, each non-employee Director receives an annual grant of twelve hundred shares of common stock. Annual awards are made following the last day of each fiscal year, and only non-employee Directors who are members of our Board on such date and who have been members of the Board for at least six months are eligible. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.

Our Board of Directors administers the Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis-1997 Deferred Compensation Plan.”

Other.  Directors have family coverage under the Company’s membership in a medical emergency travel assistance program. The Company also reimburses directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the directors’ spouses in accompanying the directors at the invitation of the Company, along with taxes related to such payments.

Code of Ethics

The Company has a Code of Ethics which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to all of the Directors of the Company. The Code of Ethics is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.

APPROVAL OF AMENDMENTS TO ENERGEN’S 1997 STOCK INCENTIVE PLAN

In January 1998, the Company’s shareholders approved the Company’s 1997 Stock Incentive Plan (as heretofor amended, the “Stock Plan”). The Stock Plan provides for the granting to officers and employees of the Company and its subsidiaries of performance shares, stock options and restricted stock. Directors of the Company who are not officers are not eligible to participate in the Stock Plan. An aggregate of

3,539,608 shares (the original 650,000 shares authorized, adjusted for the 1998 stock split, plus an additional 1,500,000 shares authorized at the January 2002 shareholder meeting, and the 2005 stock split adjustment) of stock remain reserved and available for issuance under the Stock Plan as of January 1, 2007.

Proposal

In January 2007, the Board of Directors adopted, subject to shareholder approval, certain amendments to the Stock Plan. The amendments conform the Stock Plan’s definition of “change in control” to that used in the Company’s Severance Compensation Agreements and make changes to related provisions. The Severance Compensation Agreements are discussed on page 32. The amendments do not increase the number of shares authorized for issuance under the Stock Plan.

Under the Stock Plan’s current definitions, a “change in control” includes reorganizations, mergers or consolidations, or sales or dispositions of all or substantially all of the assets of the Company (a “Business Combination”) in which the Company shareholders do not retain ownership of more than 75% of the outstanding voting securities of the surviving entity. Under this 75% retention test, a Business Combination in which the Company is the dominant and acquiring party could result in change in control benefits to Company executives. The proposed amendment replaces the more than 75% retention test with a more than 50% retention test. This reduced retention requirement is intended to limit change in control benefits to Business Combinations where the Company is an equal or acquired party. The proposed amendments also add to the existing change in control definition a provision that treats the divestiture of a subsidiary or substantially all of the assets of a subsidiary as a change in control.

Under the Stock Plan’s current provisions, unvested stock options and restricted stock are forfeited in the event of an involuntary termination. With respect to performance shares, however, a participant remains eligible for payout of outstanding performance shares in the event of an involuntary termination (other than for cause), voluntary termination following a reduction in compensation (“Compensation Good Reason”) and voluntary termination following a change in control (“Window Period”). Under the proposed amendments, options and restricted stock are treated similarly to Performance Shares and vest in the event of an involuntary termination other than for cause, and the preferential treatment of Performance Shares for Compensation Good Reason and Window Period terminations is eliminated.

If approved by the shareholders, the proposed amendments will be effective with respect to awards made under the Stock Plan on and after January 1, 2007. The amendments will not be effective with respect to awards granted prior to that date.

In addition, the Company is required to resubmit the Stock Plan for shareholder approval periodically so that the Stock Plan may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the Stock Plan (as described in more detail below) otherwise imposed by Section 162(m).

The Board of Directors believes that the approval of the amendments to the Stock Plan is in the best interests of the Company and its shareholders. The Stock Plan’s change in control provisions have not been updated in several years, and currently contain elements that are no longer widely prevalent in plans of this nature. Several of these changes are less favorable to our executives, reducing the likelihood that the Stock Plan’s change in control provisions would be triggered. The amendments also contemplate recognition that the divestiture of a subsidiary would constitute a change in control for many of our executives.

Summary of the 1997 Stock Incentive Plan

The following summary of the Stock Plan does not contain all of the terms and conditions of the Stock Plan and is qualified in its entirety by the specific language of the Stock Plan, which was filed with the Securities and Exchange Commission as an appendix to this proxy statement and may be obtained through the Internet from the Securities and Exchange Commission’s website (http://www.sec.gov) or via the Company’s website (http://www.energen.com). The summary of the terms of the Stock Plan assumes adoption of the amendments by the shareholders. A copy of the Stock Plan as currently in effect is available as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed October 30, 2006. Interested shareholders may also obtain a copy of the Stock Plan via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

General

Purposes.  The purpose of the Stock Plan is to provide a means whereby the Company may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries.

Administration.  The Stock Plan is administered by a committee which shall be either the ORC or another committee consisting of not less than two members of the Board of Directors designated by the Board of Directors (the “Plan Committee”). The Stock Plan is presently administered by the ORC. Members of the committee administering the Stock Plan are not eligible to participate in the Stock Plan while serving on such committee. Subject to the provisions of the Stock Plan, the Plan Committee has the exclusive power to (i) determine the employees who are to be participants in the Stock Plan, (ii) determine the award to be made to each participant, (iii) determine the conditions under which such awards will become payable, (iv) under certain circumstances, modify, amend or extend outstanding awards and (v) establish the objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period. The Plan Committee also has full power to administer and interpret the terms of the Stock Plan.

Amendment and Discontinuance.  The Board of Directors may from time to time amend, suspend or discontinue the Stock Plan without further shareholder approval. New York Stock Exchange rules require shareholder approval to increase the number of shares which may be issued under the Stock Plan. See also the discussion below under the caption “Section 162(m) of the Code.” However, no amendment or suspension of the Stock Plan shall alter or impair any award previously granted a participant under the Stock Plan without the written consent of such participant.

Type of Awards

Performance Shares.  A performance share is the value equivalent of one share of the Company’s Common Stock. The Plan Committee may grant performance share awards which become payable at the end of an award period upon attainment of one or more performance goals determined by the Plan Committee. Except as otherwise determined by the Plan Committee at the time of grant, an award period consists of four full fiscal years of the Company. The Plan Committee may establish performance goals using one or more of the following criteria: (i) return on shareholder’s equity; (ii) return on assets; (iii) net income; (iv) earnings per common share; (v) total shareholder return; (vi) oil and/or gas reserve additions; (vii) utility customer number, volume and/or revenue growth; and (viii) such other criteria as the Plan Committee may establish in writing and which meet the requirements of the performance-based exception to Section 162(m) of the Code. Performance share awards do not entitle participants to receive dividends or dividend equivalents on performance shares or to exercise voting or other shareholder rights.

According to the performance condition guidelines that have been adopted by the Plan Committee and are currently in effect under the plan, payment of a performance share award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period.

Performance share awards are payable in shares of Common Stock. Payment for performance share awards shall be made as promptly as possible following determination by the Plan Committee that payment has been earned.

If a participant’s employment by the Company or a subsidiary terminates prior to the close of an award period, then any unpaid portion of such participant’s performance share award shall be terminated unless the termination is a “Qualified Termination.” In the event of a Qualified Termination, the participant shall remain entitled to payment for any outstanding performance share awards at the end of the award period in accordance with the terms of the Stock Plan; provided, however, if the Qualified Termination is due to the retirement of a participant during the first twelve months of an award period, the participant’s award shall be reduced in accordance with the terms of the Stock Plan. A “Qualified Termination” is defined as one of the following events: (i) involuntary termination of employment by the Company or a subsidiary, other than for Cause (as defined in the Stock Plan); (ii) an express written agreement that the termination constitutes a Qualified Termination for purposes of the Stock Plan; (iii) the death or disability of the participant; (iv) retirement under the Company’s Retirement Income Plan; or (v) with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement. The amendments to the Stock Plan delete from the definition of Qualified Termination (i) voluntary termination by a participant due to reduction in base salary, or termination or material adverse modification of the AICP, and (ii) voluntary termination by a participant during a thirty-six month window period following a change in control.

Stock Options.  The Stock Plan provides for the granting of both incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options. The Plan Committee will (a) determine and designate from time to time those employees to whom options are to be granted; (b) determine the number of shares subject to each option; (c) authorize the granting of incentive stock options, non-qualified stock options, or a combination thereof; (d) determine the time or times when each option shall become exercisable and the duration of the exercise period; and (e) determine the time or times when and the manner in which each option shall contain stock appreciation rights and/or dividend equivalents.

The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either: (i) in cash, (ii) in stock already owned by the optionee having a total fair market value equal to the purchase price, (iii) through an election to have the Company withhold from stock to be delivered to the optionee on the exercise of the option shares of stock having a fair market value equal to the purchase price or (iv) a combination of such forms of consideration having a total fair market value equal to the purchase price. The use of the consideration described in clauses (ii), (iii) and (iv) of the preceding sentence is subject to approval by the Plan Committee, which approval has been granted. In addition, the Plan Committee in its discretion may accept such other consideration or combination of other consideration as the Plan Committee shall deem to be appropriate and to have a total fair market value equal to the purchase price.

If an optionee’s employment by the Company or a subsidiary shall terminate for Cause (as defined in the Stock Plan), then all options held by the optionee shall immediately terminate and cease to be exercisable. In the event of a Qualified Termination, all options held by the optionee become fully vested and, subject to the following, may be exercised on or prior to the applicable expiration dates. With respect to options issued on or after October 25, 2006, (i) in the event of a Qualified Termination due to retirement, options may be exercised on or prior to the earlier of the applicable expiration dates or the fifth (5th) anniversary of the termination date; and (ii) in the event of any other Qualified Termination, options may be exercised on or prior to the earlier of the applicable expiration dates or the third (3rd) anniversary of the termination date. If an optionee’s employment by the Company or a subsidiary shall terminate for any reason other than Cause or a Qualified Termination, then all unvested options shall expire as of the termination date, and all vested options shall expire ninety days following the date of termination of employment, provided the Plan Committee shall have the authority to extend such option expiration date. The Plan Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Stock Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee or his or her heirs or personal representatives may exercise (at such time or times on or prior to the applicable expiration dates as may be specified by the Plan Committee) any part or all of any unvested option under the Stock Plan held by such employee at the date of his or her termination of employment.

An option may include stock appreciation rights. To the extent that an option includes stock appreciation rights, the optionee may elect to cancel the option and receive cash in an amount equal to the excess, if any, of the fair market value at the time of cancellation of the shares subject to the option over the aggregate exercise price for such shares, or, if mutually agreed by the Plan Committee and the optionee, either (i) the issuance or transfer to the optionee of shares of stock with a fair market value equal to any such excess or (ii) a combination of cash and shares of stock with a combined value equal to any such excess. An option may also include dividend equivalents. To the extent an option includes dividend equivalents, upon (i) exercise of all or part of an option, (ii) cancellation of such option in exchange for stock appreciation rights or (iii) the normal expiration of such option, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation, or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an interest-bearing account. Such additional amount will be paid in cash, or if mutually agreed by the Plan Committee and the optionee, (i) by the issuance of stock having a fair market value equal to any such excess or (ii) in a combination of cash and shares of stock having a combined fair market value equal to any such excess.

With respect to the grant of incentive stock options, the Stock Plan contains certain additional provisions and restrictions consistent with those of the Code.

Restricted Stock.  In addition to providing for performance shares and stock options, the Stock Plan provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The Plan Committee shall establish as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The Plan Committee may select from the following performance measures in order to qualify grants of restricted stock as “qualified performance-based compensation” under Section 162(m) of the Code (as discussed below): (i) return on shareholder’s equity; (ii) return on assets; (iii) net income; (iv) earnings per common share; (v) total shareholder return; (vi) oil and/or gas reserve additions; (vii) utility customer number, volume and/or revenue growth; and (viii) such other criteria as may be established by the Plan Committee in writing and which meet the requirements for “qualified performance-based compensation” under Section 162(m). In its sole discretion, the Plan Committee may accelerate the time at which any or all restrictions on an award of restricted stock shall lapse, or the Plan Committee may remove any and all such restrictions; however, the Plan Committee may not accelerate the lapse or remove restrictions that require the attainment of a performance measure, except as may be permitted by the exception for “qualified performance-based compensation” under Section 162(m) of the Code described below.

In the event of a Qualified Termination, all restrictions on the participant’s outstanding restricted stock (subject to the pre-change in control grant date limitation in the definition of Qualified Termination) shall immediately lapse. If a participant’s employment by the Company or a subsidiary shall terminate for any reason other than a Qualified Termination, then all shares of Company Common Stock held by the participant which remain subject to restrictions shall be forfeited and returned to the Company. The foregoing notwithstanding, the Plan Committee shall have full authority to provide at the time of grant for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written restricted stock agreement shall be controlling with respect to that grant of restricted stock.

Upon acceptance by a person of an award of restricted stock, subject to the restrictions noted above, the person shall have all the rights of a shareholder with respect to such shares of restricted stock, including the right to vote such shares of restricted stock and the right to receive all dividends and other distributions paid on such restricted stock. Certificates representing restricted stock shall be held by the Company until the restrictions lapse and shall bear such restrictive legends as the Company shall deem appropriate.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the four other most highly compensated executive officers (“covered employees”). However, compensation paid by the Company that is “qualified performance-based compensation” under Section 162(m) may be excepted from the $1 million limitation. The Plan Committee may make awards of restricted stock, in addition to awards of performance shares, utilizing the performance measures discussed above under the subheading “Performance Shares”, thereby allowing those awards to qualify for the “qualified performance-based compensation” exception under Section 162(m) of the Code. Stock option awards qualify as “qualified performance-based compensation” when awarded by the Plan Committee since all options are valued at the fair market value of the stock on the date of grant and the Stock Plan limits the maximum number of options which may be received by any single participant during a single fiscal year. If the provisions of the Stock Plan required to be approved by the shareholders under Section 162(m) in order for awards under the Stock Plan to constitute “qualified performance-based compensation” were to be materially modified by the Board of Directors without further shareholder approval, as is permitted by the Stock Plan, then certain awards under the Stock Plan might not thereafter constitute “qualified performance-based compensation” and could be subject to the limit on deduction for compensation under Section 162(m).

Withholding for Payment of Taxes

The Stock Plan provides for the withholding from, and payment by, a participant of the employee’s share of any payroll or withholding taxes required by applicable federal, state or local law. The Stock Plan permits a participant to satisfy such requirement, with the approval of the Plan Committee and subject to the terms of the Stock Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split or similar recapitalization, the aggregate number of shares of Common Stock with respect to which awards may be made under the Stock Plan, and the terms, types of shares and number of shares of any outstanding awards under the Stock Plan will be equitably adjusted.

Change in Control

The January 2007 amendments to the Stock Plan alter the treatment of awards upon a change in control, as well as amending the definition of change in control. The Stock Plan provides that upon the occurrence of an Acceleration Event (defined below), all options will be fully vested and exercisable as of the date of the Acceleration Event and shall remain exercisable through their full term. Outstanding awards of restricted stock will become immediately vested, and any applicable restrictions on restricted stock shall immediately lapse, as of the date of the Acceleration Event. Outstanding awards of performance shares shall be valued as soon after the date of the Acceleration Event as practicable, and shall be based on satisfaction of the applicable performance conditions measured as if all award periods had ended at the close of the Company’s last whole fiscal year prior to the date of the Acceleration Event; provided, however, that for purposes of any performance conditions involving the price of the Company’s Common Stock or payment of dividends, Common Stock shall be priced equal to its measurement value based on the twenty trading days immediately preceding the date of such Acceleration Event and the period for dividend measurement shall extend to and include the day immediately prior to the date of the Acceleration Event. All outstanding performance share awards shall be paid based on such valuation as soon as practicable following completion of the valuation.

The Stock Plan defines a “change in control” as the occurrence of any one or more of the following:

•	The acquisition by any individual, entity or group (within the meaning of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership of 25% or more of either (i) the then outstanding shares of the Company’s Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this section, any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary shall not constitute a change in control;

•	Individuals who, as of January 1, 2007, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

•	Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Business Combination”), with certain exceptions for instances in which (i) current Company shareholders retain, directly or indirectly, greater than 50% of the outstanding Common Stock, (ii) no Person owns 25% or more of the Company’s Common Stock following the Business Combination (except for those Persons owning greater than 25% of the Company’s Common Stock prior to the Business Combination), and (iii) at least a majority of the Board resulting from the Business Combination were members of the Incumbent Board at the time of authorization of the Business Combination;

•	Any transaction or series of transactions which is expressly designated by resolution of the Board to constitute a change in control for purposes of the Stock Plan; or

•	Any of the following Subsidiary Transactions, where “Subsidiary Transaction” is defined as a transaction that results in securities representing 80% or more of the voting interests in a subsidiary or substantially all of a subsidiary’s assets being transferred to an entity not controlled by or under common control with the Company:

•	A disposition of or substantially all the assets of the Company’s largest subsidiary if immediately prior to such transaction the participant was an officer or employee of the Company or the largest subsidiary, with largest subsidiary being determined by the net book value of property, plant and equipment;

•	A disposition of Energen Resources Corporation or substantially all the assets of Energen Resources Corporation if immediately prior to the transaction the participant was an officer or employee of Energen Resources Corporation; or

•	A disposition of Alabama Gas Corporation or substantially all the assets of Alabama Gas Corporation if immediately prior to the transaction the participant was an officer or employee of Alabama Gas Corporation.

An “Acceleration Event” means the occurrence of any change in control event, excluding (i) an acquisition of beneficial ownership representing 25% or more of the Company’s Outstanding Common Stock or Outstanding Voting Securities and (ii) a Subsidiary Transaction involving Energen Resources Corporation or Alabama Gas Corporation (unless such Subsidiary Transaction involves the Company’s largest subsidiary). As a practical matter, the changes in the definitions of change in control and Acceleration Event reduce the circumstances in which a participant’s award under the Stock Plan may accelerate.

Federal Income Tax Treatment

Performance Shares.  Performance shares granted under the Stock Plan will be subject to the applicable provisions of the Code, including Section 83, the Federal Income Tax Regulations and other administrative guidance issued thereunder. Participants who receive grants of performance shares (i) will not recognize any taxable income at the time of the grant and (ii) upon settlement of the performance shares, the participant will realize ordinary compensation income in an amount equal to the cash and the fair market value of any shares of Company Common Stock received. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant. The settlement of performance shares will be subject to wage and income tax withholding.

Incentive Stock Options.  Incentive stock options (“ISOs”) granted under the Stock Plan will be subject to the applicable provisions of the Code, including Section 422, Federal Income Tax Regulations and other administrative guidance issued thereunder. If shares of Common Stock are issued to an optionee upon the exercise of an ISO, no income will be recognized by the optionee at the time of the grant of the ISO, and if no disposition of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted (a “disqualifying disposition”), then (i) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (ii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxable to the optionee, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the “bargain purchase element”) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax. Under current law, income realized upon the exercise of ISOs does not constitute “wages” for purposes of the Federal Insurance Contribution Act (FICA) or the Federal Unemployment Tax Act (FUTA).

Nonqualified Stock Options.  With respect to nonqualified stock options (“NQSOs”) granted to optionees under the Stock Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, such amount is treated as compensation and is subject to both income and wage tax withholding, and the Company may claim a tax deduction for the same amount, and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock.  Upon becoming entitled to receive shares at the end of the applicable restriction period without forfeiture, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares at that time. Delivery of the shares is subject to both income and wage tax withholding. Recipients are not permitted by the Stock Plan to make an election under Section 83(b) of the Code to be treated as having ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

Participation in the Stock Plan in Fiscal 2006

The grant of performance shares, options and restricted stock under the Stock Plan to employees, including officers, is subject to the discretion of the Plan Committee. Non-employee directors are not eligible to participate in the Stock Plan. The following table sets forth information with respect to the grant of performance shares, options and restricted stock pursuant to the Stock Plan to certain of the Company’s most highly compensated officers, to all current executive officers as a group and to all other employees as a group for the 2006 fiscal year.

2006 Plan Benefits

	Number of	Number of
	Securities	Securities	Number of	Option
	Underlying	Underlying	Securities	Exercise
	Performance	Restricted	Underlying	Price
	Share	Stock	Options	($ per
Name of Individual and Position	Awards(1)	Awards	Granted	share)

Warren, Jr., Wm. Michael	33,050	—	—	—
Chairman and Chief Executive Officer
Ketcham, Geoffrey C	8,870	—	—	—
Executive Vice President, Chief Financial Officer and Treasurer
McManus II, James T	14,440	—	—	—
President and Chief Operating Officer; President of Energen Resources Corporation
Reynolds, Dudley C	6,860	—	—	—
President of Alabama Gas Corporation
Woodruff, J. David	6,230	—	—	—
General Counsel and Secretary
All current executive officers as a group (7 persons)(2)	70,070	6,250	—	—
All current directors who are not executive officers as a group (9 persons)	—	—	—	—
All employees (excluding executive officers) as a group(3)	41,920	38,500	—	—

(1)	Number of securities reflects target performance. Threshold performance is 40% of target and maximum performance is 200% of target.

(2)	Excludes Mr. Ketcham who retired on December 31, 2006.

(3)	Includes Mr. Ketcham.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required (i) to approve the amendments to the Stock Plan and (ii) to approve the Stock Plan for purposes of Section 162(m) of the Code.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN.

APPROVAL OF ENERGEN’S ANNUAL INCENTIVE COMPENSATION PLAN

In January 2002, the Company’s shareholders approved an Annual Incentive Compensation Plan (as heretofor amended, the “AICP”). The AICP provides for performance-based incentive compensation to be paid to the Company’s executive officers and key employees.

Proposal

The Company is required to resubmit the AICP for shareholder approval periodically so that the AICP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the AICP (as described in more detail below) otherwise imposed by Section 162(m).

The Board of Directors believes that the reapproval of the AICP is in the best interests of the Company and its shareholders, as the exception to the $1 million limitation on its federal income tax deduction for compensation paid under the AICP provides the Company with significant tax benefits.

Summary of the AICP

The following summary of the AICP does not contain all of the terms and conditions of the AICP and is qualified in its entirety by reference to the AICP, which was filed with the Securities and Exchange Commission as an appendix to this proxy statement and may be obtained through the Internet from the Securities and Exchange Commission’s website (http://www.sec.gov) or via the Company’s website (http://www.energen.com). Interested shareholders may also obtain a copy of the AICP via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

Purpose.  The purpose of the AICP is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The AICP is also designed so that awards under the AICP may qualify as “performance-based” compensation under Section 162(m) of the Code to the greatest extent practicable. Under Section 162(m), the Company may be denied a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million of compensation from the Company in any one year. However, compensation paid by the Company that is “performance-based” under Section 162(m) may be excepted from the $1 million limitation. The AICP allows the Company to pay incentive compensation that under most circumstances will be performance-based and, therefore, fully deductible on the Company’s federal income tax return.

Eligibility.  The ORC selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the AICP, including highly-paid executives such as the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s General Counsel, the Company’s President and Chief Operating Officer of Energen Resources Corporation and the Chief Operating Officer of Alabama Gas Corporation (the “Covered Employees”). The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the ORC has discretion to select the participants.

Administration.  The AICP is administered by a committee which shall be either the ORC or any subcommittee thereof consisting of not less than two members of the Board of Directors each of whom is an “outside director” within the meaning of Section 162(m). The ORC has the power to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the AICP, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limitations set forth in the AICP, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

Target Awards and Performance Objectives.  Each performance period, the ORC assigns each participant a target award and performance objectives that must be achieved prior to an award actually being paid to a participant. The ORC may also specify a minimum acceptable level of achievement relative to the performance objectives, as well as one or more additional higher levels of achievement, and a formula to determine the percentage of the award earned by the participant upon the attainment of each level of achievement. The participant’s target award is expressed as either a cash amount or a percentage of the participant’s salary. The performance objectives may be based on one or more of the following criteria: (i) earnings per share; (ii) net income; (iii) operating income; (iv) operations and maintenance expenses;

(v) capital expenditures; (vi) revenue; (vii) return on equity, capital or assets; (viii) cash flow; (ix) oil and/or gas production or reserve additions; (x) utility throughput, customer count, use per customer, burner tip count; (xi) customer satisfaction, customer compliant count; and (xii) safety (the “Performance Objectives”). The ORC may use criteria different from or supplemental to the Performance Objectives for participants who are not Covered Employees. As a result, if a participant who is not a Covered Employee at the time his or her Performance Objectives are established by the ORC becomes subject to Section 162(m) as of the last day of the year due to a promotion or pay increases, and such participant receives awards which were not based on the Performance Objectives, such awards may not qualify for the exception from Section 162(m) limitations on deductibility. The Performance Objectives selected by the ORC for each performance period will be established within 90 days of the commencement of each performance period (or at such later time as may be permitted under Section 162(m) of the Code).

Actual Awards.  After the performance period ends, the ORC shall determine and certify in writing the extent to which the pre-established Performance Objectives were actually achieved or exceeded. At its discretion, the ORC may reduce a participant’s earned incentive by up to 25%. The AICP limits actual awards to a maximum of $1 million per person in any performance period, even if the formula used otherwise indicates a larger award. Actual awards are paid in cash in a lump sum, except to the extent that all or a portion of such payments are deferred and credited to a participant’s account under the Company’s 1997 Deferred Compensation Plan.

If, prior to the end of a performance period, a participant’s employment terminates due to the participant’s death, disability or retirement under the terms of any retirement plan maintained by the Company or any subsidiary, the participant shall receive an incentive equal to the amount the participant would have received as an incentive if the participant had remained an employee through the end of the performance period multiplied by a fraction which reduces the award in proportion to the amount of time remaining in the performance period. If a participant’s employment is terminated for any other reason during a performance period, the participant shall receive no incentive payment for such performance period unless the ORC, in its discretion, determines to pay such participant up to a pro rata incentive payment.

Amendment and Termination.  The Board of Directors of the Company or the ORC may amend, suspend, discontinue or terminate the AICP at any time; provided, however, that no such amendment, suspension, discontinuation or termination (i) shall adversely affect the rights of any participant in respect of any performance period which has already commenced or (ii) shall be effective without shareholder approval sufficient to continue to qualify amounts payable under the AICP to Covered Employees as performance-based compensation under Section 162(m) of the Code.

Federal Income Tax Treatment.  Payments made under the AICP will be taxable to the recipients thereof when paid, subject to income and wage tax withholding, and the Company or the affiliate of the Company which employs or employed the recipient will generally be entitled to a federal income tax deduction in the fiscal year for which the amount is paid.

Awards to Certain Individuals and Groups.  Awards under the AICP are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table illustrates the amounts that were payable for the 2006 fiscal year under the AICP to each of the individuals and each of the groups listed below. Non-employee directors do not participate in the AICP.

2006 Plan Benefits

Dollar Value
Name of Individual and Position	($)

Warren, Jr., Wm. Michael	765,600
Chairman and Chief Executive Officer
Ketcham, Geoffrey C.	301,500
Executive Vice President, Chief Financial Officer and Treasurer
McManus II, James T.	520,800
President and Chief Operating Officer; President of Energen Resources Corporation
Reynolds, Dudley C.	267,300
President of Alabama Gas Corporation
Woodruff, David J.	243,000
General Counsel and Secretary
All current executive officers as a group (7 persons)(1)	2,119,800
All current directors who are not executive officers as a group (9 persons)	—
All employees (excluding executive officers) as a group(2)	1,514,200

(1)	Excludes Mr. Ketcham who retired on December 31, 2006.

(2)	Includes Mr. Ketcham.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to approve the Company’s AICP.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE COMPANY’S ANNUAL INCENTIVE COMPENSATION PLAN.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2007. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2006, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2007. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005

(1) Audit fees	$1,135,000	$1,179,000
(2) Audit-related fees(a)	$74,000	$111,000
(3) Tax fees(b)	$158,000	$119,000
(4) All other fees	$—	$—

(a)	Includes fees for audits of certain of the Company’s employee benefit plans and review of the application of accounting standards.

(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2006, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In April 2006 our Audit Committee pre-approved the engagement through June 30, 2007 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to tax returns and reports; claims for tax refund; tax payment planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers and acquisitions; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2006 AUDIT COMMITTEE REPORT

In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). The Audit Committee performs an annual review and reassessment of the adequacy of the Audit Committee charter. In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Audit Committee
David W. Wilson, Chair
Julian W. Banton
James S. M. French
T. Michael Goodrich
Judy M. Merritt

SHARE OWNERSHIP

Principal Holders

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(2)	Owned(2)

Vanguard Fiduciary Trust Company(1) Trustee for Energen Corporation Employee Savings Plan 500 Admiral Nelson Blvd. Malvern, PA 19355	4,184,527	5.783%
JPMorgan Chase & Co.(3) 270 Park Ave. New York, NY 10017	4,308,257	5.9%

(1)	In a Schedule 13G filed on February 5, 2007, Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the Energen Corporation Employee Savings Plan, reported having shared voting and dispositive power of 4,184,527 shares of common stock. All such shares of common stock had been allocated to plan participants. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. Vanguard serves as trustee for the Plan and must vote the shares held by the Plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

(2)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2006.

(3)	In a Schedule 13G filed February 7, 2007, JPMorgan Chase & Co. (“JPMorgan”), reported having sole power to vote 3,549,344 shares of common stock and shared power to vote 643,265 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by JPMorgan.

Directors and Executive Officers

As of March 2, 2007, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of March 2, 2007.

	Number of
	Shares	Percent of
	Beneficially	Class	Share Equivalents
Name of Entity, Individual	Owned	Beneficially	Under Deferred
or Persons in Group	(1)(2)	Owned(2)	Plan(3)

Stephen D. Ban	23,344	*	—
Julian W. Banton	4,300	*	14,101
J. Mason Davis, Jr.	18,719	*	—
James S. M. French	56,100	*	—
T. Michael Goodrich	8,000	*	19,503
Geoffrey C. Ketcham(4)	20,160	*	475
James T. McManus, II	108,863	*	38,668
Judy M. Merritt	15,832	*	2,420
Dudley C. Reynolds	176,937	*	13,689
Stephen A. Snider	2,000	*	14,481
Wm. Michael Warren, Jr.	282,935	*	777,865
David W. Wilson	4,400	*	1,231
J. David Woodruff	133,359	*	26,500
Gary C. Youngblood	93,408	*	30,931
All directors and executive officers (16 persons)(5)	1,003,002	1.40%	957,491

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. Dunn Investment Company, of which Mr. French is Vice Chairman, Investments, owns 240,000 shares of common stock, which shares are not included in the totals noted above. The shares of common stock shown above for Messrs. Warren, McManus, Ketcham, Reynolds, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of March 2, 2007, described in note 1 above under Principal Holders. Messrs. Warren, McManus, Ketcham, Reynolds, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 37,040, 16,032, 9,660, 52,640, 63,000 and 171,552 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of March 2, 2007. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

(4)	Mr. Ketcham retired December 31, 2006.

(5)	Excludes Mr. Ketcham.

COMPENSATION DISCUSSION AND ANALYSIS

The Officers Review Committee (“ORC”) of the Board of Directors is comprised entirely of outside Directors who are not officers or employees of the Company. The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers”).

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives;

•	link a substantial portion of individual compensation to corporate performance; and

•	align the interests of executives with the long-term interests of shareholders.

The ORC strives to meet these objectives through a program comprised of salary, annual cash incentive awards, long-term equity based incentive opportunities, retirement benefits and change in control related severance compensation. Each of these components is a factor in attraction and retention. The annual cash and long-term equity incentives link compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives (the “compensation package”) is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level, to provide additional compensation for superior Company performance, and less compensation for below market Company performance. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. At target performance levels, a majority of the compensation package is represented by incentive compensation and a majority of the incentive compensation is represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority.

In evaluating compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by executive compensation consultants. The ORC and management have for a number of years utilized compensation consulting services provided by the Towers Perrin consulting firm.

With respect to salaries, the ORC estimates a salary “market range” for each position. Salary market range is intended to approximate the average salary of similar positions with comparable companies. The ORC then adjusts salaries to maintain them in line with market range or, if a salary is substantially below market range, to move toward market range in a series of annual steps.

For comparative analysis of 50th percentile total compensation as well as information relative to approval of threshold, target and maximum performance measurements, the ORC has access to several sources of information. During recent years, on an every-other-year basis, the consulting firm of Towers Perrin has provided the ORC with compensation data and analysis from (i) Towers Perrin’s energy services data base, (ii) Towers Perrin’s general industry data base, and (iii) those members of the Company’s performance share peer group that appear in Towers Perrin’s data base. Towers Perrin most recently provided such information in 2005. During the years in which Towers Perrin is not providing information from its data bases, it provides general observations on compensation trends.

The Company’s CEO and Vice President-Human Resources play a significant role in providing input and recommendations to the ORC in evaluating and discussing data and analysis prepared by Towers Perrin and other sources. In addition to the Towers Perrin information, management’s recommendations reflect compensation information and surveys available from industry trade groups and other sources.

The Company has the following non-binding suggested stock ownership guidelines for officers: CEO and Chairman-5 times base salary; CFO, COOs and General Counsel-3 times base salary, VP-HR and CIO-2 times base salary, and other officers-1 times base salary. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) share holdings in the Company’s 401(k) plan, (3) deferred compensation shares and (4) unvested restricted stock. During recent years and as of December 31, 2006, each of our named executive officers maintained ownership exceeding these suggested levels and the guidelines have not been a significant factor in the ORC’s consideration of the form of compensation to award individual executives.

On an annual basis the ORC meets with the CEO to discuss his performance. The CEO provides the ORC with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers. The incentive plans have during recent years been formula-driven based on Company performance, not individual performance. Individual performance is considered in setting future compensation. The ORC has recently amended the Annual Incentive Compensation Plan to provide the ORC with the discretion to decrease, but not increase, an earned incentive by up to 25%. This will allow the ORC to reduce an individual payout for any reason including poor individual performance.

Salary.  As discussed above, the ORC attempts to administer annual salary levels to keep them competitive with the industry. Each year the ORC reviews the issue of competitive pay and adjusts salaries accordingly with reference to the midpoint of each pay range identified in the most recent compensation data and analysis. In approving salary adjustments, the ORC also considers the performance of each executive officer over the prior compensation period, individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive’s years of experience.

Annual Incentive Compensation.  Executive officers are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives approved by the ORC. Assuming the performance objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. The ORC authorizes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible by us for federal income tax purposes. The Board of Directors may, in its discretion, award individual cash bonuses in addition to those paid under the Annual Incentive Compensation Plan. The deductibility of individual bonuses paid outside of the Annual Incentive Compensation Plan will depend on the specific circumstances.

For 2007, determination of earned annual cash incentives will be calculated by applying company performance multipliers to target incentive opportunities. The target incentive opportunities are set each year as a percentage of base salaries. For 2007, Mr. Warren and Mr. McManus each have an incentive opportunity at target of 60% of base salary. Mr. Porter, who became our Chief Financial Officer on January 1, 2007, Mr. Reynolds and Mr. Woodruff each have an incentive opportunity at target of 45% of base salary.

The applicable portions of target incentive opportunities subject to the various performance multipliers are as follows:

		Energen	Alabama
	Energen	Resources	Gas

Warren	80%	10%	10%
Porter	80%	10%	10%
McManus	80%	10%	10%
Reynolds	50%	—	50%
Woodruff	80%	10%	10%

The Energen, Energen Resources and Alabama Gas performance multipliers are as follows with interpolation between levels:

	Performance Multiplier
	Threshold	Target	Maximum

Energen	0.50	1.00	2.00
Energen Resources	0.50	1.00	2.00
Alabama Gas	0.75	1.00	1.25

If Energen fails to meet threshold performance, no incentives are paid. If Energen Resources or Alabama Gas fail to meet net income threshold performance, then no incentive is paid for that portion of the incentive opportunity applicable to their respective performance.

The performance criteria are as follows:

	Threshold	Target	Maximum	Weight

Energen
Earnings per share Growth (weighted 25% 2006, 75% 2007)	5%	12%	22%	100%
Energen Resources
Net Income(1)	$200	$220	$260	80%
Total Production (bcfe)	90	93	98	10%
Operating Cost per Mcf	$1.67	$1.57	$1.47	10%
Total				100%
Alabama Gas
Net Income(1)	$36.1	$39.9	$40.6	55%
Capital Expenditure(1)	$63	$60	$59	5%
Average active meters	443,500	445,750	448,000	10%
Increase small commercial and industrial net spread from new and expanding customers(1)	$1.0	$1.5	$2.0	10%
Increase large industrial and commercial net spread(1)	$0.5	$0.7	$1.2	15%
Number of APSC complaints	300	250	200	5%

Total				100%

(1)	Dollars in millions

Long-Term Incentive Compensation.  The 1997 Stock Incentive Plan provides for the grant of stock options, restricted stock and performance shares. In recent years the policy of the ORC has been to use performance shares as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by stock options and restricted stock. Performance shares reward performance relative to the performance of a peer group. This incents and rewards superior performance independent of market or industry conditions. Since it is based on relative performance, however, a payout could occur during a period of less than satisfactory shareholder return. It also requires frequent maintenance and adjustment of the peer group as a result of merger and acquisition activity and business mix changes.

Beginning with award periods starting in 2007, the ORC has determined to use stock options as the primary vehicle for delivering long-term incentives. This will more directly align executive officer long-term incentive compensation with increases in shareholder value and is subject to market and industry condition influences. The ORC will likely continue to also make restricted stock awards in certain circumstances and reserves the right to make future performance share awards.

The Company’s 1988 Stock Option Plan remains in effect for previously granted options and performance shares, but further grants are not available under this plan. The purpose of the 1997 and 1988 plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

1997 Stock Incentive Plan.  The 1997 Stock Incentive Plan provides for the grant of stock options, restricted stock and performance share awards, or a combination thereof, to officers and key employees all as determined by the ORC.

The stock option provisions of the plan provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of common stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the prime rate in effect on the first day of the respective quarter.

The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions.

A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. Except as otherwise determined by the ORC at the time of grant, an award period will be the four-year period that commences on the first day of the fiscal year in which an award is granted. According to the performance condition guidelines previously adopted by the ORC and currently in effect under the plan, payment of an award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period.

Retirement, Death, Disability, Termination of Employment.  The 1997 Stock Incentive Plan (including the proposed amendments discussed previously) provides that in the event of a termination of employment, other than a “qualified termination,” all unvested options expire and all unvested restricted shares and unvested performance shares are forfeited. In the event of a qualified termination, unvested options and unvested restricted shares vest and the executive remains eligible for payout of performance shares under the terms and conditions applicable to the award. The term “qualified termination” means:

(1) an involuntary termination other than for cause;

(2) expressly agreed in writing by the executive and the Company to constitute a qualified termination;

(3) death or disability;

(4) retirement; or

(5) with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement.

The following table contains a schedule of unvested options, restricted shares and performance units which would vest upon a qualified termination, valued as of December 31, 2006:

			Shares			Value of
	Shares of	Value of	Represented	Value of	Unearned	Unearned
	Restricted	Restricted	by Unvested	Unvested	Performance	Performance
	Stock	Stock	Options	Options	Units	Units
Name	(#)	($)	(#)	($)	(#)	($)(1)

Warren	20,000	938,800	37,040	946,928	239,330	11,234,150
Ketcham	7,000	328,580	9,660	246,958	65,425	3,071,050
McManus	57,400	2,694,356	10,140	259,229	79,590	3,735,955
Reynolds	4,600	215,924	6,520	166,684	50,625	2,376,338
Woodruff	3,000	140,820	5,560	142,141	44,500	2,088,830

(1)	For purposes of this analysis, we have assumed that the 2004-2007, 2005-2008 and 2006-2009 performance plan cycles will pay out at a maximum (225%, 200% and 200% of target, respectively).

The 1997 Stock Incentive Plan also includes a change in control definition which, following the amendments discussed herein, is identical to the change in control definition discussed below beginning on page 32. Upon the occurrence of a change in control acceleration event, restricted stock, unvested options and unearned performance awards accelerate and immediately vest. Assuming an acceleration event took place as of December 31, 2006, the above table identifies the awards and award values which would immediately vest.

1988 Stock Option Plan.  The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof, on terms similar to those described above with respect to the 1997 Stock Incentive Plan. As noted above, new stock option grants are not available under the 1988 Stock Option Plan; however, it remains in effect with respect to previously granted stock options, none of which are held by any of the Company’s executive officers.

1997 Deferred Compensation Plan.  The Company also provides a program which allows executives to defer receipt of compensation. Under the Company’s 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) annual incentive compensation plan awards; and (c) awards under the 1997 Stock Incentive Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of The Vanguard Group, Inc’s mutual funds. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision which mirrors the Company’s match and ESOP contribution provisions of the Company’s generally available Employee Savings Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Retirement Income Plan and Retirement Supplement Agreements.  The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our other employees.

Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon termination or a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options. Refer to “Executive Compensation — Pension Benefits in 2006” on page 41 for a description of the vested retirement benefits for each of the named executive officers as of December 31, 2006.

Severance Compensation Agreements and Change in Control.  We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. Warren, McManus, Reynolds and Woodruff, and Mr. Porter, who became our Chief Financial Officer on January 1, 2007. Mr. Ketcham’s agreement expired upon his retirement in December 2006. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. Mr. Warren’s agreement provides for a 100% payment and a one year base period. Prior to January 2006, Mr. Warren’s agreement provided for a 300% payment. In January 2006, it was amended to reduce Mr. Warren’s payment to 200% if severance occurred in prior to June 8, 2006 (Mr. Warren’s 59th birthday) and 100% therafter. The agreements with Messrs. McManus, Ketcham (prior to his retirement), Porter, Reynolds and Woodruff provide for 300% payments and three year base periods. The agreements also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the severance compensation agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated.

For purposes of the Severance Compensation Agreements and the 1997 Stock Incentive Plan “change-in-control” is defined as follows:

”Change in Control” means the occurrence of any one or more of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a change in control.

(2) Individuals who, as of January 1, 2007, constitute the Board of Directors of Energen (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Energen (the “Board of Directors”); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(3) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(4) Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a change in control for purposes of this Agreement.

(5) In addition to the above described changes in control, a Subsidiary Transaction (defined below) will constitute a change in control to the extent specified below. A “Subsidiary Transaction” is a transaction that results in securities representing 80% or more of the voting interests in a subsidiary or substantially all of a subsidiary’s assets being transferred to an entity not controlled by or under common control with Energen.

(i) A Subsidiary Transaction involving a disposition of Energen’s largest subsidiary or the assets of Energen’s largest subsidiary will constitute a change in control if immediately prior to such transaction the executive was an officer or employee of Energen or Energen’s largest subsidiary The largest subsidiary is determined by net book value of property, plant and equipment.

(ii) A Subsidiary Transaction involving a disposition of Energen Resources Corporation or its assets will constitute a change in control with respect to each executive who immediately prior to the transaction was an officer or employee of Energen Resources Corporation.

(iii) A Subsidiary Transaction involving a disposition of Alabama Gas Corporation or its assets will constitute a change in control with respect to each executive who immediately prior to the transaction was an officer or employee of Alabama Gas Corporation.

Assuming the occurrence of a triggering event on December 31, 2006, for payment of change in control related compensation we estimate that following officers would receive the following benefits:

	Warren	Ketcham(3)	McManus	Reynolds	Woodruff
	$	$	$	$	$

Cash Severance	1,367,000	1,861,500	2,208,000	1,632,000	1,470,000
Health & Welfare Benefit(1)	41,550	47,588	61,784	58,435	61,944
Excise Tax reimbursement(2)	3,408,770	1,447,421	2,314,408	1,235,030	1,174,263

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount”. “Base amount” is defined as the executive’s five year average W-2 earnings. Additionally, it has been assumed that outstanding performance shares will pay out at maximum, but actual payment cannot be determined at this time given the time remaining on the performance award periods.

(3)	Mr. Ketcham retired December 31, 2006.

In the event a change in control event resulted in the termination of the employment of a named executive officer, the officer would be eligible to receive his accrued retirement benefits. For a description of retirement benefits accrued as of December 31, 2006, see “Executive Compensation — Pension Benefits in 2006” beginning on page 41. Additionally, upon the occurrence of a change in control “acceleration event”, defined as the occurrence of an event under items 2, 3, 4 or 5(i) of the definition of change in control stated above, unvested options, restrictions on restricted shares and unearned performance shares automatically accelerate. For a description of the amounts and values of such unvested awards, see “Compensation Discussion and Analysis — 1997 Stock Incentive Plan” beginning on page 29.

Issues Influencing Recent Compensation Payouts and Decisions

During 2006 the Company had net income of $273.6 million (a 58% increase over the prior year), earnings per diluted share of $3.73 (a 59% increase over the prior year), total shareholder return of 31%, and a 10% increase in dividends paid. As of December 31, 2006, the Company had a five year annual earnings per share growth rate of 19.9% and twenty-four years of consecutive annual dividend increases. The January 2007 payouts of cash bonuses earned during 2006 under the Annual Incentive Compensation Plan reflect the Company’s earnings per share growth of 35% in 2005 (weighted 25%) and 59% in 2006 (weighted 75%). The January 2007 payouts of performance shares under the 1997 Stock Incentive Plan earned during the award period January 1, 2003 to December 31, 2006 reflect the Company’s total shareholder return performance.

Wm. Michael Warren, Jr. has served as the Company’s Chief Executive Officer since 1997 and as its Chairman of the Board since January 1, 1998. Mr. Warren’s 2006 base salary of $642,000 was adjusted to $675,000 effective January 1, 2007, reflecting continuing efforts to meet market levels for the Chief Executive Officer position. The ORC expects to continue to place a substantial percentage of the total compensation package “at risk” through the annual cash incentive plan and through the Company’s stock performance by awards of stock options. For the 2006 year, Mr. Warren earned a cash incentive award of $765,600, reflecting the earnings per share growth of the Company. He also earned a performance share payout for the four year award period ended December 31, 2006 valued at $4.1 million, reflecting an award period average annual total shareholder return of 36% and 91st percentile ranking among the award period peer group.

COMPENSATION COMMITTEE REPORT

The Officers Review Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Officers Review Committee:
Julian W. Banton, Chair
James S. M. French
T. Michael Goodrich
Stephen A. Snider

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. The amounts shown represent the compensation paid to our named executive officers for the year ended December 31, 2006, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement.

							Change in
							Pension
						Non-Equity	Value and
						Incentive Plan	Nonqualified
						Compen-	Deferred
Name and				Stock	Option	sation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Warren, Jr., Wm. Michael —	2006	637,916	—	3,699,340	87,723	765,600	1,349,537	72,584	6,612,700
Chairman and
Chief Executive Officer
Ketcham, Geoffrey C. —	2006	332,916	—	1,012,767	22,878	301,500	465,108	41,374	2,176,543
Executive Vice President,
Chief Financial Officer and
Treasurer
McManus, II, James T. —	2006	432,916	—	899,265	24,015	520,800	69,157	44,920	1,991,073
President and Chief
Operating Officer;
President-Energen
Resources Corporation
Reynolds, Dudley C. —	2006	294,916	—	459,243	15,442	267,300	81,941	40,269	1,159,111
President of Alabama
Gas Corporation
Woodruff, J. David —	2006	267,916	—	361,144	13,168	243,000	206,226	27,068	1,118,522
General Counsel and
Secretary

(1)	The amounts in columns (e) and (f) reflect the expense recognized in the Company’s financial statements for the fiscal year and include expenses with respect to awards granted during 2006 and prior years. The valuation assumptions are discussed in Note 6 to the Company’s financial statements.

(2)	The amounts in column (h) reflect increase in pension value.

(3)	The amounts reported in column (i) reflect the Company’s contributions to defined contribution plans, car allowances, MedJet insurance, dinner club memberships, financial planning allowances, spousal travel reimbursements, and tax reimbursements related to spousal travel.

	Defined	Spousal Travel Tax
	Contributions	Reimbursement

Warren	$57,283	$1,962
Ketcham	$28,908	$832
McManus	$28,531	$261
Reynolds	$20,265	$899
Woodruff	$18,314	$—

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based performance share awards under the 1997 Stock Incentive Plan and incentive compensation awards under the Annual Incentive Compensation Plan, in each case to our named executive officers. For a more complete discussion of the awards under the 1997 Stock Incentive Plan and the Annual Incentive Compensation Plan, please refer to the discussion of these plans contained in “Compensation Discussion and Analysis,” beginning on page 26 of this proxy statement.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
					Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Estimated Future Payouts Under			Under Equity Incentive			Shares of	Securities	Price of	Fair Value
		Non-Equity Incentive Plan Awards(1)			Plan Awards(2)			Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards (3)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Warren	1/25/06	153,120	382,800	765,600	13,220	33,050	66,100	—	—	—	1,447,921

Ketcham	1/25/06	60,300	150,750	301,500	3,548	8,870	17,740	—	—	—	388,595

McManus	1/25/06	104,160	260,400	520,800	5,776	14,440	28,880	—	—	—	632,616

Reynolds	1/25/06	53,460	133,650	267,300	2,744	6,860	13,720	—	—	—	300,537

Woodruff	1/25/06	48,600	121,500	243,000	2,492	6,230	12,460	—	—	—	272,936

(1)	Columns (c) — (e) reflect the Annual Incentive Compensation Plan payout values for each named executive officer for 2006 if the threshold, target or maximum goals are satisfied. Actual payout, which is based on earnings per share growth, is reflected in column (g) of the Summary Compensation Table. We achieved our performance targets at the highest level, resulting in maximum payouts for each of the named executive officers in 2006.

(2)	Columns (f) — (h) reflect performance share grants with a four-year performance measurement period ending December 31, 2009. Payout will be based on the Company’s total shareholder return percentile ranking among a group of thirty-two peer companies.

(3)	On January 25, 2006, outstanding Performance Share Awards were modified to provide that in the event of payout, payment will be made 100% in the form of Company stock. Prior to the modification payouts were made at least 40% in the form of cash. The modification resulted in negative incremental fair value as follows: Warren ($154,743), Ketcham ($42,461), McManus ($44,923), Reynolds ($33,918), Woodruff ($28,703).

(4)	Column (l) shows the full grant date fair value of the performance share grants under SFAS 123R granted to the named executive officers in 2006. See Note 1 to the Summary Compensation Table for a discussion of the fair value calculation related to the performance shares and a reference to additional valuation discussion in the Company’s financial statements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2006. This table includes unexercised and unvested option awards, unvested restricted stock awards and performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. The market value of the stock awards is based on the closing market price of Company common stock as of December 29, 2006, which was $46.94 per share. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion & Analysis” beginning on page 26.

							Stock Awards
										Equity
		Option Awards							Equity	Incentive
				Equity					Incentive	Plan
				Incentive					Plan	Awards:
				Plan					Awards:	Market or
				Awards:					Number of	Payout
				Number of				Market	Unearned	Value of
		Number	Number of	Securities			Number of	Value of	Shares,	Unearned
		of	Securities	Underlying			Shares or	Shares or	Units or	Shares,
		Securities	Underlying	Unexercised			Units of	Units of	Other	Units or
		Underlying	Unexercised	Unearned	Option		Stock That	Stock That	Rights That	Other Rights
		Unexercised	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	That Have
		Options (#)	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	N/A	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(1)	(j)(1)

Warren	10/24/01	8,836			11.315	10/23/2011
	01/29/03	6,730			14.855	01/28/2013
	01/28/04						20,000	938,800
	01/28/04								94,590	4,440,055
	01/28/04		4,678		21.375	01/27/2014
	01/28/04		32,362		21.375	01/27/2014
	01/25/05								78,640	3,691,362
	01/24/06								66,100	3,102,734
Ketcham	01/28/04	4,678			21.375	01/27/2014
	01/28/04	4,982			21.375	01/27/2014
	01/28/04								26,325	1,235,695
	01/25/05								21,360	1,002,638
	01/24/06								17,740	832,716
McManus	01/29/03	6,730			14.855	01/28/2013
	01/29/03	10,570			14.855	01/28/2013
	01/29/03						3,200	150,208
	01/29/03						4,800	225,312
	01/29/03						8,000	375,520
	01/28/04						9,400	441,236
	01/28/04								27,630	1,296,952
	01/28/04		4,678		21.375	01/27/2014
	01/28/04						3,200	150,208
	01/28/04		5,462		21.375	01/27/2014
	01/28/04						4,800	225,312
	01/28/04						8,000	375,520
	01/25/05								23,080	1,083,375
	01/25/05						3,200	150,208
	01/25/05						4,800	225,312
	01/25/05						8,000	375,520
	01/24/06								28,880	1,355,627
Reynolds	10/25/00	18,000			13.7188	10/24/2010
	10/25/00	2,000			13.7188	10/24/2010
	10/24/01	2,284			11.315	10/23/2011
	10/24/01	8,836			11.315	10/23/2011
	01/29/03	8,270			14.855	01/28/2013
	01/29/03	6,730			14.855	01/28/2013
	01/28/04						4,600	215,924
	01/28/04								20,745	973,770
	01/28/04		4,678		21.375	01/27/2014
	01/28/04		1,842		21.375	01/27/2014

							Stock Awards
										Equity
		Option Awards							Equity	Incentive
				Equity					Incentive	Plan
				Incentive					Plan	Awards:
				Plan					Awards:	Market or
				Awards:					Number of	Payout
				Number of				Market	Unearned	Value of
		Number	Number of	Securities			Number of	Value of	Shares,	Unearned
		of	Securities	Underlying			Shares or	Shares or	Units or	Shares,
		Securities	Underlying	Unexercised			Units of	Units of	Other	Units or
		Underlying	Unexercised	Unearned	Option		Stock That	Stock That	Rights That	Other Rights
		Unexercised	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	That Have
		Options (#)	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	N/A	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(1)	(j)(1)

	01/25/05								16,160	758,550
	01/24/06								13,720	644,017
Woodruff	11/25/97	7,500			9.125	11/24/2007
	10/25/00	18,000			13.7188	10/24/2010
	10/25/00	16,800			13.7188	10/24/2010
	10/24/01	3,600			11.315	10/23/2011
	01/29/03	6,730			14.855	01/28/2013
	01/29/03	4,810			14.855	01/28/2013
	01/28/04						3,000	140,820
	01/28/04								17,640	828,022
	01/28/04		4,678		21.375	01/27/2014
	01/28/04		882		21.375	01/27/2014
	01/25/05								14,400	675,936
	01/24/06								12,460	584,872

(1)	Columns (i) and (j) assume maximum performance share payout.

Outstanding Equity Awards vesting dates:

					Column		Column
		Columns			(g)		(i)(1)	Performance
		(b) & (c)	Vesting		Restricted	Vesting	Performance	Measurement
Name	Grant Date	Options	Date		Stock	Date	Shares	Date

Warren	10/24/01	8,836	10/24/04
	01/29/03	6,730	1/29/06
	01/28/04	4,678	1/28/07		20,000	1/28/07	94,590	12/31/07
	01/28/04	32,362	1/28/07
	01/25/05						78,640	12/31/08
	01/24/06						66,100	12/31/09
Ketcham	01/28/04	4,678	1/31/06
	01/28/04	4,982	1/31/06				26,325	12/31/07
	01/25/05						21,360	12/31/08
	01/24/06						17,740	12/31/09
McManus	01/29/03	6,730	1/29/06		3,200	1/29/07
	01/29/03				4,800	1/29/08
	01/29/03	10,570	1/29/06		8,000	1/29/09
	01/24/04				9,400	1/28/07	27,630	12/31/07
	01/28/04	4,678	1/28/07		3,200	1/28/08
	01/28/04	5,462	1/28/07		4,800	1/28/09
	01/28/04				8,000	1/28/10
	01/25/05				4,800	1/26/10
	01/25/05				3,200	1/26/09
	01/25/05				8,000	1/26/11	23,080	12/31/08
	01/24/06						28,880	12/31/09
Reynolds	10/25/00	18,000	(b	)		1/28/07
	10/25/00	2,000	(b	)
	10/24/01	2,284	10/24/04
	10/24/01	8,836	10/24/04
	01/29/03	8,270	1/29/06
	01/29/03	6,730	1/29/06
	01/28/04	4,678	1/28/07				20,745	12/31/07
	01/28/04	1,842	1/28/07
	01/25/05						16,160	12/31/08
	01/24/06						13,720	12/31/09
Woodruff	11/25/97	7,500	(a	)
	10/25/00	18,000	(b	)
	10/25/00	16,800	(b	)
	10/24/01	3,600	10/24/04
	01/29/03	6,730	1/29/06
	01/29/03	4,810	1/29/06
	01/28/04	4,678	1/28/07		3,000	1/28/07	17,640	12/31/07
	01/28/04	882	1/28/07
	01/25/05						14,400	12/31/08
	01/24/06						12,460	12/31/09

(1)	Column (i) assumes maximum payout.

(a)	The option became exercisable in three installments on November 25, 1998, 1999 and 2000.

(b)	The option became exercisable in three installments on October 25, 2001, 2002, and 2003.

Option Exercises and Stock Vested in 2006

The following table provides information, for the named executive officers, on (1) stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Warren	82,470	2,643,871	22,004	834,722
Ketcham	17,040	482,538	4,460	169,190
McManus	—	—	4,260	161,603
Reynolds	29,720	1,126,584	3,480	132,014
Woodruff	2,500	59,113	1,560	59,179

Pension Benefits in 2006

The table below sets forth information on the pension benefits for each of the named executive officers under each of the Company’s pension plans. The Company’s Retirement Income Plan and Executive Retirement Supplement Agreement (“SERP”) are discussed in detail in “Compensation Discussion & Analysis” beginning on page 26.

			Present
		Number of Years	Value of		Payments During	Lump Sum Benefit
		Credited	Accumulated		Last Fiscal	Assuming 12/31/06
Name	Plan Name	Service (#)	Benefit ($)(1)		Year ($)	Termination Date
(a)	(b)	(c)	(d)		(e)	($)

Warren	Retirement Income Plan	24	1,818,615		—	1,842,000
	SERP	24	8,446,813	(2)	—	9,095,000(2)
Ketcham	Retirement Income Plan	25	1,493,555		—	1,518,000
	SERP	25	2,590,630		—	2,728,000
McManus	Retirement Income Plan	21	749,704		—	686,000
	SERP	21	1,853,731		—	2,601,000
Reynolds	Retirement Income Plan	26	1,325,876		—	1,169,000
	SERP	26	1,621,183		—	2,238,000
Woodruff	Retirement Income Plan	21	806,402		—	728,000
	SERP	21	1,221,025		—	1,765,000

(1)	Benefit values assume a retirement age of 60. Other assumptions are set forth in Note 5 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. Warren’s SERP benefit is payable in five equal installments calculated using the interest rate used to determine the lump sum present value with the first installment due in the seventh month following retirement and the remaining installments in successive Januarys. A copy of the amendment to Mr. Warren’s agreement setting forth the installment payment provisions was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed December 14, 2006.

No pension benefits were paid to any of the named executive officers during 2006.

Nonqualified Deferred Compensation Table in 2006

The table below provides information on the non-qualified deferred compensation of the named executive officers in 2006 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion & Analysis” beginning on page 26.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)(2)

Warren	2,144,635	38,583	7,569,079	—	34,439,357
Ketcham	16,734	10,208	97,453	1,512,289	44,713
McManus	11,080	14,231	286,738	—	1,284,687
Reynolds	2,800	5,965	152,795	—	662,469
Woodruff	1,180	4,014	332,159	192,780	1,243,759

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table except as discussed in the following sentence. Of the $2,144,635 reported in column (b) for Mr. Warren, $2,106,052 reflects contribution of equity awards granted in prior years and not included in column (b) or (c) of this year’s summary compensation table.

(2)	It is management’s belief that the portion of amounts in column (f) attributable to executive or registrant contributions were previously reported as compensation to named executive officers during periods that they were named executive officers, but the Company has not undertaken an audit of the 10 year reporting history of the Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.

We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2006, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements with the exception of one instance described below. A report of a restricted stock grant to John S. Richardson which was due on Thursday, October 26, 2006, was filed on Monday, October 30, 2006.

SHAREHOLDER PROPOSALS

To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2008 Annual Meeting must be received at the Company’s principal executive offices no later than November 27, 2007. If a shareholder desires to bring other business before the 2008 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 8, 2008. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $8,000, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama
March 26, 2007

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North
Birmingham, Alabama 35203-2707
(205) 326-2700

YOUR VOTE IS IMPORTANT
ENERGEN	VOTE BY INTERNET / TELEPHONE
CORPORATION	24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/egn		1-866-307-4662
• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.
1-866-307-4662
CALL TOLL-FREE TO VOTE
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Complete, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.
1.	ELECTION OF DIRECTORS

Nominees:	(1) Stephen D. Ban (2) Julian W. Banton (3) T. Michael Goodrich (4) Wm. Michael Warren, Jr. (5) James T. McManus, II

FOR all nominees Listed above	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐	*EXCEPTIONS	☐
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND STRIKE A LINE THROUGH THAT NOMINEE’S NAME.)

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO APPROVE AMENDMENTS TO AND RATIFY ENERGEN CORPORATION’S 1997 STOCK INCENTIVE PLAN	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE ENERGEN CORPORATION’S ANNUAL INCENTIVE COMPENSATION PLAN	☐	☐	☐

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

5.	In their discretion, upon such other matters as may properly come before the Annual Meeting.

To change your address, please mark this box. Include changes on reverse side of card.	☐

S C A N L I N E
Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

Date	Share Owner sign here	Co-Owner sign here

ENERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints Wm. Michael Warren, Jr. and J. David Woodruff, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 25, 2007, at 10:00 A.M., C.D.T., at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2, FOR ITEM 3, FOR ITEM 4 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.

Address Change

ENERGEN CORPORATION
P.O. BOX 11437
NEW YORK, N.Y. 10203-0437

YOUR VOTE IS IMPORTANT
ENERGEN	VOTE BY INTERNET / TELEPHONE
CORPORATION	24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/egn		1-866-307-4662
• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.
1-866-307-4662
CALL TOLL-FREE TO VOTE
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Complete, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.
1.	ELECTION OF DIRECTORS

Nominees:	(1) Stephen D. Ban (2) Julian W. Banton (3) T. Michael Goodrich (4) Wm. Michael Warren, Jr. (5) James T. McManus, II

FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐	*EXCEPTIONS	☐
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND STRIKE A LINE THROUGH THAT NOMINEE’S NAME.)

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO APPROVE AMENDMENTS TO AND RATIFY ENERGEN CORPORATION’S 1997 STOCK INCENTIVE PLAN	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE ENERGEN CORPORATION’S ANNUAL INCENTIVE COMPENSATION PLAN	☐	☐	☐

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

5.	In their discretion, upon such other matters as may properly come before the Annual Meeting. To change your address, please mark this box. Include changes on reverse side of card.

S C A N L I N E
Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

Date	Share Owner sign here	Co-Owner sign here

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS
As a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock, allocable to your account under the Plan as of March 2, 2007, should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). The number of such shares is shown on this proxy card.
The Annual Meeting will be held at the principal office of the Company, 605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama, on Wednesday, April 25, 2007, at 10:00 a.m., Central Daylight Time. A Proxy Statement, outlining in more detail the purpose of the Annual Meeting, is enclosed for your review.
The Energen Benefits Committee hopes that every participant will take this opportunity to participate in the affairs of the Company by voting their shares.
Energen’s stock transfer agent, The Bank of New York, will forward your instructions to the Trustee. If directions are not received by the Trustee prior to the Annual Meeting, the voting rights will not be exercised.
William K. Bibb
Chairman of the
Energen Benefits Committee
ENERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints Wm. Michael Warren, Jr. and J. David Woodruff, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 25, 2007, at 10:00 A.M., C.D.T., at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2, FOR ITEM 3, FOR ITEM 4 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.

Address Change

ENERGEN CORPORATION
P.O. BOX 11437
NEW YORK, N.Y. 10203-0437